February 28, 2010

Board of Directors
AMICAS, Inc.
20 Guest Street
Boston, MA 02135-2040

Gentlemen:

           We are pleased to submit to you our formal binding offer (the “Offer”) for the acquisition of all of the outstanding shares of AMICAS, Inc. (“AMICAS”) by means of a tender offer followed by a merger in which stockholders of AMICAS would receive $6.05 cash per share of AMICAS common stock, all pursuant to a negotiated agreement.  We believe this Offer, which delivers greater per-share consideration than the transaction with Thoma Bravo, is a “Superior Proposal” as contemplated by the existing Agreement and Plan of Merger, dated as of December 24, 2009, by and among AMICAS, Inc., Project Alta Merger Corp., and Project Alta Holdings Corp. (the “Prior Merger Agreement”).

           Our Offer is not subject to any due diligence or financing condition, and we are not aware of any type of regulatory impediment to a transaction.  Our Offer is, however, made with the understanding and acknowledgment that you are bound by the Prior Merger Agreement, including, without limitation, the provisions of Section 5.6 and Article VII thereof, and, in no event shall this letter, or our Offer described herein, constitute or be construed as inconsistent with, or in violation of, such obligations.  This Offer is an “Acquisition Proposal” (as defined in the Prior Merger Agreement), and we understand your obligation to negotiate in good faith with the Parent and Parent Representatives (as such terms are defined in the Prior Merger Agreement) during the Notice Period (as defined in the Prior Merger Agreement).

           Attached herewith are complete copies of the Agreement and Plan of Merger by and among AMICAS, Inc., Merge Healthcare, Incorporated and Project Ready Corp. including all of the schedules and attachments thereto and of Company Disclosure Letter attached hereto (the “Merger Agreement”), and the Escrow Agreement, by and among Bank of New York Mellon, Merge Healthcare, Incorporated and AMICAS, Inc. (the “Escrow Agreement”).  All such documents will be, upon acceptance by AMICAS of our Offer, deemed effective as of even date herewith.  Each of these has been duly executed and dated of even date herewith by Merge Healthcare, Incorporated and its affiliates, subject to the conditions set forth herein.  This letter constitutes an irrevocable binding offer to AMICAS to enter into the Merger Agreement and the Escrow Agreement, subject to the conditions set forth herein.  This Offer will expire on the earlier of (i) 10:00  a.m. Eastern Standard Time on March 1, 2010 if AMICAS has not delivered to Project Alta Holdings Corp. the notice contemplated by Section 5.6(e)(B) of the Prior Merger Agreement in the form provided to us on or prior to the date hereof (the “Match Notice”), (and promptly notified us of such delivery) (ii) immediately if AMICAS shall publicly announce or deliver written or electronic notice to us that this Offer does not constitute, or ceases to constitute, a Superior Proposal under the Prior Merger Agreement, or (iii) 10:00 a.m. Eastern Standard Time on March 9, 2010 (the “Expiration Time”), if it has not been accepted by AMICAS by execution and delivery to us or our counsel, McDermott Will & Emery LLP of each of the following documents: (a) duly authorized, executed and currently dated (but effective as of the date hereof) electronic copies of the Merger Agreement and the Escrow Agreement (with originals to follow by overnight delivery) in exactly the form attached hereto, including all attachments and exhibits, including, without limitation, the Company Disclosure Letter, and (b) a duly authorized, executed and currently dated certificate of an authorized officer of the Company to the effect that no event described in clause (A) below (which may be to such officer’s knowledge) or clause (B) below has occurred as of the time of such delivery of the Merger Agreement.  We will deliver the Escrow Amount (as defined in the Merger Agreement) to The Bank of New York Mellon pursuant to the terms of the Escrow Agreement not later than the first Business Day following your notice to us that you have delivered the Match Notice in accordance with the Prior Merger Agreement.

           Your acceptance of this Offer shall be subject to, and this Offer shall terminate and be void immediately upon the failure of, any of the following conditions:

           (1)AMICAS shall publicly announce, no later than 9:00 a.m. Eastern Standard Time on March 1, 2010, that (a) this Offer constitutes a Superior Proposal under the Prior Merger Agreement, and (b) the special meeting of stockholders of AMICAS originally scheduled for February 19, 2010 to vote on the Prior Merger Agreement, will be adjourned until March 16, 2010; and

           (2)AMICAS shall provide, no later than 10:00 a.m. Eastern Standard Time on March 1, 2010, the Match Notice under the Prior Merger Agreement.

           This offer shall be revocable upon written notice by us to you at any time prior to your execution and delivery to us of the Merger Agreement and Escrow Agreement as provided herein if either of the following shall occur:

           (A) a Governmental Entity of competent jurisdiction shall have (a) enacted a law that is in effect and renders the Merger Agreement or the transactions contemplated thereby illegal in the United States or any State thereof, or (b) formally issued an injunction that is in effect and prohibits the transactions contemplated by the Merger Agreement in the United States or any State thereof; and

           (B)(a) any event, condition or circumstance shall have occurred, (b) AMICAS shall have taken any action or failed to take any action, or (c) any representation or warranty of AMICAS in the Merger Agreement applicable to AMICAS shall fail to be true and correct, which, in each case, if the Merger Agreement had been effective the date hereof and been then binding upon AMICAS, would have given Merge the right to terminate the Merger Agreement, and, in each case, excluding actions taken by you, or at your direction, to fulfill your obligation under Section 5.6(e)(C) of the Prior Merger Agreement to negotiate in good faith with the Parent and Parent Representatives (as such terms are defined in the Prior Merger Agreement) during the Notice Period (as defined in the Prior Merger Agreement) (provided, however, that if any such event, condition, circumstance, action, failure to act or failure of representation and warranty shall be subject to cure, this clause shall not apply; and, provided, further, that notwithstanding the prior proviso, Merge shall retain any and all rights under the Merger Agreement to terminate its obligations under such Agreement as a result of the failure of such condition).

           Merge will file a Current Report on Form 8-K with the Securities and Exchange Commission describing this document as a material agreement of Merge no later than the fourth business day after the date hereof and reserves the right to file this document in its entirety with such Form 8-K.  AMICAS will be deemed to have consented to Merge taking the actions specified in this paragraph.  If AMICAS challenges the deemed giving of such consent, this letter and the Offer contained herein shall immediately terminate and be of no further force or effect.

Prior to such time that this Offer shall terminate or be accepted by AMICAS in accordance with its terms, neither Merge nor AMICAS shall file any pleading in the Superior Court of Suffolk County, Massachusetts in Civil Action No. 10-0174 without the prior consent of the other party (which consent shall not be unreasonably withheld) and shall reasonably cooperate to minimize additional litigation activities by all parties to such case.

If AMICAS makes a public announcement, and sends the contemplated notice to Thoma Bravo, that this Offer constitutes a Superior Proposal under the Prior Merger Agreement prior to 10:00 a.m. Eastern Standard Time on March 1, 2010, Merge will use its commercially reasonable efforts to finalize the terms of the Escrow Agreement and deposit $30 million in cash into escrow pursuant to such Agreement by the close of business on March 1, 2010.

           THIS OFFER MAY NOT BE ASSIGNED BY AMICAS AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

All capitalized terms used but not defined herein shall have the meaning ascribed to them in the Prior Merger Agreement.  This document (i) is not intended to and does not confer up any Person other than AMICAS any rights or remedies and (ii) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, with respect to the Offer by Merge to AMICAS with respect to the transaction contemplated by the Merger Agreement but shall be superseded in all respects by the Merger Agreement and Escrow Agreement when accepted in accordance with the terms hereof.

Very truly yours,

MERGE HEALTHCARE INCORPORATED

/s/ Justin C. Dearborn

Justin C. Dearborn
Chief Executive Officer